UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

April 1, 2015

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

     Definitive Information Statement

Creative Beauty Supply of New Jersey Corporation

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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Creative Beauty Supply of New Jersey Corporation

266 Cedar Street

Cedar Grove, New Jersey 07009

Dear Creative Beauty Supply of New Jersey Corporation Stockholders:

NOTICE IS HEREBY GIVEN THAT on , the Board of Directors Creative Beauty Supply of New Jersey Corporation, a New Jersey corporation (hereinafter, the "Company") adopted the following resolutions:

1)

To amend our Articles of Incorporation to increase the authorized common shares to 200,000,000 common shares, par value $0.001;

2)

To amend our Articles of Incorporation to change the Company’s name from “Creative Beauty Supply of New Jersey Corporation” to “Gotham Capital Holdings, Inc.”; and

3)

To authorize a 1 for 2 reverse split of all outstanding common shares.

The Company obtained the written consent of stockholders representing 89.2% of the voting power of the Company’s outstanding common shares, as of February 13, 2015, approving an amendment to the Company’s Articles of Incorporation, as described above, and to affect the above-mentioned corporate actions.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective and the required state filing effectuating the corporate actions will not be filed with the Secretary of State for the State of New Jersey, until twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the action described above before they take place in accordance with the requirements of United States federal securities laws.  This Information Statement is being mailed on or about April __, 2015 to all of the Company’s stockholders of record as of the close of business on April __, 2015.

By Order of the Board of Directors.

/s/Carmine Catizone

Name:  Carmine Catizone

Title:    Chief Executive Officer

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE

SECURITIES AND EXCHANGE ACT OF 1934 AND

REGULATION 14C AND SCHEDULE 14C THEREUNDER

April 1, 2015

Creative Beauty Supply of New Jersey Corporation

266 Cedar Street

Cedar Grove, NJ 07009

This Information Statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of holders of a majority of the outstanding votes of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement has been filed with the Securities and Exchange Commission (the "Commission") and is being furnished by the Board of Directors of Creative Beauty Supply of New Jersey Corporation, a New Jersey corporation, to the holders of record at the close of business on April __, 2015 of the Company’s outstanding common shares, par value $0.001, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 14A: 5-6 of the New Jersey Business Corporations Act, which provides that the written consent of the holders of the outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.

The cost of furnishing this Information Statement will be borne by the Company.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the actions taken and approved on February 13, 2015.  The Company’s stockholders have already approved the corporate actions contemplated herein by written consent.  The Company's Board of Directors adopted resolutions approving an amendment to our Articles of Incorporation i) increasing the authorized common shares to 200,000,000 common shares, par value $0.001, and ii) approving the change of the name of the Company from Creative Beauty Supply of New Jersey Corporation to Gotham Capital Holdings, Inc.  In addition, the Board of Directors adopted a resolution to effectuate a 1 for 2 reverse split of the outstanding common shares.

Accordingly, all necessary corporate approvals to amend our Articles of Incorporation and to effectuate the above corporate actions have been obtained.  The Company is not seeking approval from its remaining stockholders.  This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of these corporate actions.  Pursuant Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the corporate actions will not be effective and an Amendment to our Articles of Incorporation effectuating the corporate actions will not be filed with the Secretary of State for the State of New Jersey, until twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of our stockholders.  The corporate actions taken are expected to become effective on or after April __, 2015.  Therefore, this Information Statement is being sent to you for informational purposes only.

Section 14A: 5-6 of the New Jersey Business Corporations Act provides that the written consent of the holders of the outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.  The approval of the corporate actions requires the affirmative vote or written consent of the majority of the issued and outstanding common shares.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company’s stockholders as of the record date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about April __, 2015.

Pursuant to 14c-2 under the Exchange Act, the increase in the authorized common shares, the name change and the reverse split may not be effected until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to the Company’s shareholders.  Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the corporate actions by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of such actions.

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING COMMON SHARES OF CREATIVE BEAUTY SUPPLY OF NEW JERSEY CORPORATION IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED April __, 2015

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on February 13, 2015, the Company obtained the unanimous written consent of its Board of Directors and the written consent of stockholders holding 9,395,500 common shares representing 89.2% of the outstanding common shares, to increase the authorized common stock to 200,000,000 common shares, par value $0.001, to approve the name change from Creative Beauty Supply of New Jersey Corporation to Gotham Capital Holdings, Inc., and to effectuate a 1 for 2 reverse split of all outstanding common shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of February 13, 2015, the Company’s authorized capitalization consisted of 100,000,000 common shares, of which 10,532,150 common shares were issued and outstanding.

Each common share of the Company entitles its holder to one vote on each matter submitted to the Company’s stockholders.  However, because the majority stockholders have consented to the foregoing action by resolution dated February 13, 2015, in lieu of a special meeting in accordance with Section 14A: 5-6 of the New Jersey Business Corporations Act, no other stockholder vote will be solicited in connection with this Information Statement.

AMENDMENT TO CREATIVE BEAUTY SUPPLY OF NEW JERSEY CORPORATION ARTICLES OF INCORPORATION

The Board of Directors and majority stockholders have approved an amendment to our Articles of Incorporation to effectuate the corporate actions outlined below.

We intend to file an Amendment to our Articles of Incorporation with the Secretary of State for the State of New Jersey effectuating the corporate actions outlined below.  Pursuant to Rule 14c-2 under the Exchange Act, the action will not be effective, and the Amendment will not be filed, until twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of our stockholders.  It is presently contemplated that such filing will be made on or about April __, 2015.

Name Change Amendment.

On April ___, 2015, the Company entered into a Securities Purchase Agreement with Gotham Capital, Inc. and certain Gotham shareholders which will result in a change of control of the Company.  After the change of control, the Company will pursue new lines of business. Accordingly, the Board of Directors believes that a new name may be necessary and appropriate to reflect the strategic business direction of the Company more accurately.

Any name change will be effective if, or when, we file an Amendment to our Articles of Incorporation with the Secretary of State of the State of New Jersey.  In the event that the change of control is not consummated after we have changed our name, we will change our name to a new name.

The Authorized Common Stock Increase

The purpose of the increase in common stock is to increase the number of shares of our common stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine is in the best interest of the Company and our stockholder to issue common shares.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect our existing stockholders if additional shares are issued.

We are not increasing our authorized common stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

REVERSE SPLIT

The Board of Directors and majority shareholders have authorized a 1 for 2 reverse split.  Any fractional shares will be rounded up to the next whole number.  Stockholders have no right under the NJBCA, the Company’s Articles of Incorporation, or the Company’s Bylaws to exercise dissenters’ rights of appraisal with respect to the reverse split.

Purpose of the Reverse Split

The Board believes that effecting the reverse split is in the Company’s and the Company’s shareholders’ best interests.  The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the common stock to a broader range of investors, and thus enhance liquidity.

Although the Company expects the reverse split will result in an increase in the market price of the common stock, the reverse split may not increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the Commission.  The history of similar reverse stock splits for companies in like circumstances is varied.  If the reverse split is effected and the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

The Company has no current plans for additional shares of authorized but unissued common stock that will become available as a result of a reverse split.

The reverse split will affect all holders of the Company’s common shares uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that holders of fractional shares will have their fractional share rounded up to the next whole number.  In addition, the reverse split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).  The reverse split will not affect the total number of shares authorized to be issued.

Upon such a time as a reverse split is effectuated, the Company’s common stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers.  After any such reverse split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act.  The common stock will continue to be quoted on the OTCQB, though the ticker symbol may need to be changed as a result of the name change.

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the implementation of a reverse split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effectuate a reverse split for their beneficial holders holdings the common stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse split.  Shareholders who hold shares of the common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered shareholders may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of the common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse split common stock, subject to adjustment for treatment of fraction shares.

Holders of Certificated Common Shares

Shareholders holding the Company’s common shares in certificated form will be sent a transmittal letter by the Company’s transfer agent after the reverse split is effective.  The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing the Company’s common shares to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse split common stock.  No new certificates will be issued to a shareholder until such shareholder has surrendered all old certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange their old certificates.  Shareholders will then receive a new certificate or certificates representing the number of whole common shares that they are entitled to as a result of the reverse split, subject to the treatment of fractional shares described below.  Until surrendered, the Company will deem outstanding old certificates held by shareholders to be cancelled and only to represent the number of whole post-reverse split common shares to which these shareholders are entitled, subject to the treatment of fractional shares.  Any old certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates.  In an old certificate has a restrictive legend on the back, the new certificate will be issued with the same restrictive legends that are on the back of the old certificate.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ration of the reverse split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, common shares.  This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of common shares being delivered upon such exercise, exchange or conversion, immediately following the reverse split as was the case immediately preceding the reverse split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse split ratio, subject to the Company’s treatment of fractional shares.

Effect on Par Value

Any reverse split will not affect the par value of any class of the Company’s common stock, which will remain at $0.001 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this Action as a result of their ownership of common shares, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”  However, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our stockholders.

EFFECTIVE DATE OF THE CORPORATE ACTIONS

Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions will not be effective, until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of our stockholders.  The Company anticipates that this Information Statement will be mailed to our stockholders as of the record date on or about April __, 2015.  Therefore, the Company anticipates that the corporate action discussed above will be effective, and the Amendment to our Articles of Incorporation will be filed with the Secretary of State for the State of New Jersey, on or about April __, 2015.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s common stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2015, the number and percentage of the Company’s outstanding common shares owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percentage of Class
Carmine Catizone (2)	Common: 3,458,000 (direct)	32.83%
10 1/2 Walker Avenue	80,600 (1) (indirect)	0.77%
Morristown, NJ 07960

Daniel T. Generelli	Common: 40,000	0.38%
24 Kansas Street
Hackensack, NJ 07601

All Directors & Officers	Common: 3,498,000 (direct)	33.21%
as a group (2 persons)	80,600 (indirect)	0.77%

Pasquale Catizone (2)	Common: 5,897,500 (direct)	55.99%
266 Cedar Street
Cedar Grove, NJ 07009

(1)Carmine Catizone and Phyllis Catizone are husband and wife and are deemed to be the beneficial owners of each other's shares and custodial shares.

(2)Carmine Catizone and Pasquale Catizone are brothers.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of April 1, 2015, there were 10,532,150 common shares issued and outstanding.  Each holder of common stock is entitled to one vote per share.

Stockholders holding in the aggregate 9,395,500 common shares of the Company and 89.2% of the voting power of our outstanding common shares have approved the corporate actions discussed herein by written consent dated February 13, 2015.

VOTING PROCEDURES

Pursuant to the NJBCA and our governing documents, the affirmative vote of the holders of a majority of our outstanding common stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the majority stockholders as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment of our Articles of Incorporation relative to the proposed corporate actions.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission.  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to Creative Beauty Supply of New Jersey Corporation at 266 Cedar Street, Cedar Grove, NJ 07009.

NO DISSENTERS’ RIGHTS

Pursuant to the NJBCA, the corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their common shares.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to Creative Beauty Supply of New Jersey Corporation at 266 Cedar Street, Cedar Grove, NJ 07009 or can order a copy over the phone by calling our office at (973) 239-2952.

On behalf of the Board of Directors,

April 1, 2015

/s/ Carmine Catizone

Carmine Catizone

Chief Executive Officer

Director

EXHIBIT A

CERTIFICATE OF AMENDMENT

[to be inserted into Definitive Information Statement]